                                                                      EXHIBIT 21


                                  Subsidiaries


 1.      Dyersburg Fabrics Inc., a Tennessee corporation and direct subsidiary

 2. United Knitting, Inc., a Tennessee corporation and an indirect subsidiary

 3. Dyersburg Fabrics Investment Corporation, a Delaware corporation and intermediate investment corporation

 4. Dyersburg Fabrics Limited Partnership, I, a Tennessee limited partnership

 5. United Knitting Investment Corporation, a Delaware corporation and intermediate investment corporation

 6.      United Knitting Limited Partnership, I, a Tennessee limited partnership

 7.      IQUE, Inc., a Tennessee corporation and an indirect subsidiary

 8. IQUE Investment Corporation, a Delaware corporation and intermediate investment corporation

 9.      IQUE Limited Partnership, a Tennessee limited partnership

10. Alamac Knit Fabrics, Inc., a Delaware corporation and an indirect subsidiary

11.      AIH, Inc., a Tennessee corporation and a direct subsidiary

12. Alamac Enterprises, Inc., a Delaware corporation and an indirect subsidiary


                                       40